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                                                                  Exhibit 10.9

CONSENT TO TERMINATION OF HOTEL MANAGEMENT AGREEMENT AND
MANAGER'S CONSENT AND SUBORDINATION AGREEMENT

             Effective on June 2, 2000 (the "Effective Date"), the date of the appointment of Hostmark Investors, LP ("Hostmark") and in consideration for Operator's (as hereinafter defined) waiver of all rights to any termination payment, PW Real Estate Investments, Inc. (collectively, with each of its parent, subsidiaries, affiliates, successors and assigns, "Lender") hereby consents to the termination of the Management Agreement (as defined in that certain Loan Agreement dated as of April 28, 1998 between RSVP-BI OPCO, LLC ("Opco") and RSVP-ABI REALCO, LLC ("Realco"), as borrower, and Lender, as lender).

             Lender hereby consents to the appointment of Hostmark under the terms and conditions set forth in that certain management agreement attached hereto as Exhibit A.

             USFS Management, Inc., the manager under the Management Agreement, shall be hereinafter referred to as "Operator" and Opco, Realco and Alpine Hospitality Ventures LLC shall be hereinafter collectively referred to as "Owner."

             Lender acknowledges and agrees that upon the Effective Date, neither Operator nor its parent, subsidiaries, affiliates, successors or assigns shall have any further obligations to Lender under that certain Manager's Consent and Subordination Agreement executed between Operator and Lender dated as of April 28, 1998.

             Operator agrees to use commercially reasonable efforts to cooperate with Owner and Hostmark to facilitate a smooth transition of the properties to Hostmark.

             Lender and Operator each acknowledge and agree that notwithstanding anything to the contrary contained in this agreement, the indemnification provisions of the Management Agreement as set forth in Section 6.2 thereof shall survive its termination as to matters occurring or arising prior to such termination and Owner will continue to be responsible for all accrued and unpaid fees owed to Operator. Accrued fees reflected in the books and records relating to the properties as of May 31, 2000 are $436,292 in management fees and $102,000 in accounting fees. Owner shall continue to be entitled to allocate cash flow from the properties to such fees as provided in the Cash Collateral Agreement dated as of March 1, 2000 between Owner and Lender. These figures of accrued fees do not include franchise, reservation and marketing, management and accounting fees for May 2000, which are due on June 10, 2000. In no event shall Lender have any liability for any such accrued fees, and in no event shall Operator have the right to file or otherwise assert any lien for such accrued fees against the properties which were subject to the Management Agreement.


This Agreement may be executed in counterparts, each of which shall be considered an original.

Operator

USFS Management, Inc.

By:  /s/ Stephen D. Aronson
   ----------------------------
         Stephen D. Aronson

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Alpine Hospitality Ventures LLC
      By: Ventures Manager Inc., its managing member

          By:  /s/ Bruce M. Greenwald
             -----------------------------------
                    Bruce Greenwald

RSVP-BI OPCO, LLC

By: Opco Manager Inc., its managing member

      By:      /s/ Bruce M. Greenwald
         ---------------------------------------
                     Bruce Greenwald

RSVP-ABI REALCO, LLC
      By: RSVP-BI OPCO, LLC, its managing member
          By: Opco Manager Inc., its managing member

              By:   /s/ Bruce M. Greenwald
                 -------------------------------
                          Bruce Greenwald

PW Real Estate Investments, Inc.

By:     /s/ Laura Kelly
  ---------------------------------
            Laura Kelly

BEST FRANCHISING, INC.
(Consents to execution of this agreement and termination of the Management Agreement.)

By:  /s/ Stephen D. Aronson
   --------------------------------
         Stephen D. Aronson